UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2021

GRID DYNAMICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38685	83-0632724
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5000 Executive Parkway, Suite 520

San Ramon, CA 94583

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 523-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GDYN	The NASDAQ Stock Market LLC
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	GDYNW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On July 28, 2021, Grid Dynamics Holdings, Inc. (the “Company”) issued a press release announcing the redemption of all of its outstanding Public Warrants (as defined in the Warrant Agreement), to purchase shares of the Company’s common stock that were issued under the Warrant Agreement, dated as of October 4, 2018, by and between the Company’s predecessor company, ChaSerg Technology Acquisition Corp. (“ChaSerg”), and Continental Stock Transfer & Trust Company, as warrant agent, as part of the units sold in ChaSerg’s initial public offering. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

A copy of the Notice of Redemption delivered by the Company is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

None of this Current Report on Form 8-K, the press release attached hereto as Exhibit 99.1 or the Notice of Redemption attached hereto as Exhibit 99.2 shall constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release, dated July 28, 2021.
99.2	Notice of Redemption, dated July 28, 2021.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2021	GRID DYNAMICS HOLDINGS, INC.

	By:	/s/ Anil Doradla
	Name:	Anil Doradla
	Title:	Chief Financial Officer

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